UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2023

TESSCO Technologies Incorporated

(Exact name of the Company as specified in its charter)

Delaware	001-33938	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TESS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2023, TESSCO Technologies Incorporated (the “Company”) and Sandip Mukerjee, who has served as the Company’s President and Chief Executive Officer since August 20, 2019, entered into Amendment No. 1 (“Amendment No. 1”) to the Employment Agreement, dated August 20, 2019, by and between the Company and Mr. Mukerjee. Pursuant to Amendment No. 1, the term of Mr. Mukerjee’s employment under the Employment Agreement, dated August 20, 2019 (the “Existing Employment Agreement”), which was set to expire at the end of the Company’s current fiscal year, March 26, 2023, has been extend through the fiscal year ending March 29, 2026.  Mr. Mukerjee’s initial base salary, commencing with fiscal year 2024, is now $600,000 per annum and is subject to annual increases as determined by the Compensation Committee of the Board of Directors.

Pursuant to Amendment No. 1, Mr. Mukerjee remains eligible for cash bonuses in accordance with the Company’s senior executive compensation plan, although his annual target bonus will not be less than $600,000.  Amendment No. 1 further provides for annual Long Term Incentive (“LTI”) equity awards to Mr. Mukerjee, which may include stock options, restricted stock units or other awards, as finally determined by the Compensation Committee. The number of shares targeted to be the subject of LTI awards for a given fiscal year is the lesser of: the Stated Value applicable to each fiscal year and 60,000 shares for fiscal 2024, 90,000 shares fiscal 2025, and 120,000 shares for fiscal 2026. The “Stated Value” as applicable to LTI awards for a given fiscal is equal to 50% of Base Salary for fiscal year 2024, 75% for fiscal year 2025, and 100% for fiscal 2026, each divided by the ten day trailing average of the Company’s stock price on the grant date. The actual number of shares to be subject to the award for a given fiscal year may differ appreciably from the targeted number, and is subject to final determination by the Board (or the Compensation Committee), provided that Mr. Mukerjee will be entitled to receive LTI awards for at least 25% of the targeted number for each fiscal year having terms providing for time vesting and not Company performance-based vesting.

The remaining terms of the Existing Agreement remain unchanged.

The foregoing discussion does not purport to be complete and is qualified in its entirety by the full text of the Amendment which is attached hereto as Exhibit 10.1  and incorporated herein by reference.  The Existing Agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2019, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibit

(d)     Exhibits.

The following documents are herewith filed as an exhibit to this report:

Exhibit No.	Description

10.1	Amendment No. 1 to the Employment Agreement, dated August 20, 2019, by and between the Company and Sandip Mukerjee
104	Cover Page Interactive Data File. Formatted in Inline XBRL and contained in exhibit 101.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Aric M. Spitulnik
Aric M. Spitulnik
Chief Financial Officer and Senior Vice President

Dated: March 24, 2023